EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Concludes Accounting Review and Announces Unaudited Results for Its Third Quarter and Nine-Month Period Ended June 30, 2010

•	Q3 revenue of $46.6 million;
•	Significant 16-18% sequential increase in Q4 revenue at $54-$55 million.

ALBUQUERQUE, New Mexico, October 5, 2010 – EMCORE Corporation (NASDAQ: EMKR – News), a leading provider of compound semiconductor-based components, subsystems, and systems for the fiber optics and solar power markets, today announced unaudited financial results for its third quarter and nine-month periods ended June 30, 2010.

Quarterly Filing Delay

As previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 16, 2010, the filing of the Quarterly Report on Form 10-Q for the period ended June 30, 2010 was delayed because the Company required additional time to complete its review of the accounting for certain inventory write-downs and the allowance against a specific account receivable and whether these matters affected prior financial periods reported.  The Company has now filed its Form 10-Q with the SEC and is current with NASD reporting requirements.

During the third fiscal quarter ended June 30, 2010, management determined that approximately $2.5 million of excess and obsolete inventory reserves related to the Company’s Fiber Optics segment should have been recorded in the quarter ended September 30, 2009.  Accordingly, the consolidated balance sheet as of September 30, 2009 was corrected to reduce inventory by approximately $2.5 million with a corresponding increase to accumulated deficit.  The impact from correcting prior period financial statements resulted in the reduction of cost of revenue of approximately $1.2 million and $0.3 million in the quarters ended December 31, 2009 and March 31, 2010, respectively which improved profitability in these reporting periods. The Company also recorded a $0.2 million compensation-related adjustment in the quarter and year ended September 30, 2009.  These corrections had no impact to net cash used in operating activities as reported on the statements of cash flows.  The effect of these corrections was not considered material to any previously reported financial statement and these corrections will be made to applicable prior period financial information in future filings with the SEC.

During the quarter, the Company also recorded a $2.4 million reserve on accounts receivable due to uncertainty about its total collectability.

QUARTERLY RESULTS

Revenue:
Revenue for the third fiscal quarter ended June 30, 2010 was $46.6 million. This slight sequential decline in revenue is due entirely to a timing issue with a major shipment. On a segment basis, revenue for the Photovoltaics segment was $15.1 million and revenue for the Fiber Optics segment was $31.5 million, which represents a 4% sequential increase compared to the immediate preceding quarter.  During the quarter, the Photovoltaics segment experienced a quarter-end delay in shipping a satellite solar cell order to an international customer due to an unforeseen logistics issue.  In August 2010, this order was shipped and the revenue will be recognized in the quarter ended September 30, 2010.

Gross Profit:
Consolidated gross profit was $12.8 million and consolidated gross margin was 27.5%.  On a segment basis, the third quarter Photovoltaics gross margin was 30.7% and the Fiber Optics gross margin was 25.9%.

Operating loss:
After excluding certain non-cash and other adjustments as set forth in the attached non-GAAP tables, the third quarter non-GAAP consolidated operating loss was $2.8 million, an increase in loss of $1.1 million from the $1.7 million non-GAAP operating loss reported in the preceding quarter and an improvement of $4.4 million from a $7.2 million non-GAAP operating loss reported in the prior year period.  During the quarter ended June 30, 2010, in addition to the accounts receivable reserve discussed above, the Company incurred a one-time non-recurring $2.8 million liability associated with a termination fee on the Company’s previously announced joint venture with Tangshan Caofeidian Investment Corporation.

Net loss:
As set forth in the attached non-GAAP tables, the third quarter non-GAAP net loss per share was $0.03, an increase in loss of $0.01 per share from the $0.02 non-GAAP net loss per share reported in the preceding quarter and an improvement of $0.06 per share, from the $0.09 non-GAAP net loss per share reported in the prior year period.

9-MONTH RESULTS

Revenue:
Revenue for the nine months ended June 30, 2010 was $137.2 million, an increase of $1.4 million, or 1%, from $135.8 million reported in the prior year period.  On a segment basis, revenue for the Photovoltaics segment was $49.9 million, an increase of $4.1 million, or 9%, from $45.8 million reported in the prior year period and revenue for the Fiber Optics segment was $87.3 million compared to $90.0 million reported in the prior year period.

Gross Profit:
Consolidated gross profit for the nine months ended June 30, 2010 was $37.9 million, an improvement of $45.7 million, from a gross loss of $7.8 million reported in the prior year period.  Consolidated gross margin was 27.6%, representing a considerable improvement from the negative 5.8% gross margin reported in the prior year period.  On a segment basis, the Photovoltaics gross margin was 33.5%, representing a substantial improvement from an 8.3% gross margin reported in the prior year period and the Fiber Optics gross margin was 24.2%, also a considerable improvement from a negative 13.0% gross margin reported in the prior year period.

Net Loss:
The consolidated net loss for the nine moths ended June 30, 2010 was $22.8 million, an improvement of $99.7 million, from a net loss of $122.5 million reported in the prior year period, with the variance due primarily to the improved operating performance at the gross margin level in fiscal 2010, and the magnitude of the non-cash impairment and other balance sheet reserve adjustments recorded in the prior year.

Order Backlog
As of June 30, 2010, the Company had a consolidated order backlog of approximately $67.6 million, a slight decrease from a $68.0 million order backlog reported as of the end of the preceding quarter.  On a segment basis, the quarter-end Photovoltaics order backlog totaled $42.5 million, a $1.2 million, or 3%, increase from $41.3 million reported as of the end of the preceding quarter.  The quarter-end Fiber Optics order backlog totaled $25.1 million, a $1.6 million, or 6% decrease from $26.7 million reported as of the end of the preceding quarter.  Order backlog is defined as purchase orders or supply agreements accepted by the Company with expected product delivery and / or services to be performed within the next twelve months.

Balance Sheet and Liquidity Update
As of June 30, 2010, cash, cash equivalents, available-for-sale securities, and current restricted cash totaled approximately $16.0 million and working capital totaled $33.1 million.  For the nine months ended June 30, 2010, the Company consumed $5.2 million in cash from operations compared with $30.5 million in the prior year period with the improvement due primarily to improved operating performance and working capital management.  In fiscal 2010, the consumption of $5.2 million of cash was entirely related to an increase in components of working capital.  Over the last year, the Company achieved positive cash flow from operations in two of the last four quarters, including the quarters ended September 30, 2009 and March 31, 2010.  The Company continues to maintain a $14 million credit facility with Bank of America and a $23 million committed and available equity line of credit facility with the Commerce Court Small Cap Value Fund, Ltd.

Business Outlook
In the fourth fiscal quarter ending September 30, 2010, the Company expects consolidated revenue to be $54-$55 million, which represents an approximately 16%-18% sequential revenue increase, with increases in revenue expected for both the Photovoltaics and Fiber Optics segments.  Furthermore, the Company expects significant positive cash flow generated from operations in the fourth quarter.

About EMCORE
EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the broadband, fiber optics, space and solar power markets. EMCORE's Fiber Optics segment offers optical components, subsystems and systems for high speed data and telecommunications networks, cable television (CATV) and fiber-to-the-premises (FTTP). EMCORE's Photovoltaics segment provides products for both space and terrestrial applications.  For space applications, EMCORE offers high efficiency gallium arsenide (GaAs) solar cells, covered interconnected cells (CICs) and panels.  For terrestrial applications, EMCORE is adapting its high-efficiency GaAs solar cells for use in solar concentrator systems. For further information about EMCORE, visit http://www.emcore.com.

Forward–Looking Statements
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act of 1934.  These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business.  Such forward-looking statements include, in particular, projections about our future results included in our Exchange Act reports, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate.  These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases.  Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements.  Management cautions that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward–looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the transfer of business and operations into joint ventures may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse effects relating to the Company’s remaining businesses; (b) the challenge of joint ventures retaining key employees; (c) the impact on the Company, our customers and our suppliers from the current domestic and international economic and financial market conditions; (d) the success of our cost reduction efforts in achieving their expected benefits, due to, among other things, shifts in product mix, selling price pressures, costs and delays related to product transfers to lower cost manufacturing locations and associated facility closures, integration difficulties, and execution concerns; (e) delays and other difficulties in commercializing new products; (f) the failure of new products (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, (iv) to successfully compete with products offered by our competitors; (g) we may not be successful in undertaking the steps currently planned in order to increase our liquidity; and (h) other risks and uncertainties described in our filings with the Securities and Exchange Commission such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors.

Neither management nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.  All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements.  We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the U.S. Securities and Exchange Commission ("SEC") that are available on the SEC's web site located at www.sec.gov, including the sections entitled "Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.  Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC.  We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

Use of Non-GAAP Measures
The Company provides non–GAAP operating loss and non–GAAP net loss and net loss per share as supplemental measures to GAAP regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. This press release also contains a reconciliation of each of these non–GAAP financial measures to its most comparable GAAP financial measure.

The Company believes that the additional non–GAAP measures are useful to investors in assessing the Company’s financial condition and performance. In particular, management believes it is appropriate in evaluating the Company’s operations to exclude gains or losses from specific accounts receivable and inventory adjustments, loss from firm commitments, patent litigation and other corporate legal–related charges; impairment and other non-cash charges; foreign exchange gains and losses, and losses from financial instruments because these items would make results less comparable between periods. Management also uses these measures internally to evaluate the Company's operating performance, and the measures are used for planning and forecasting of future periods. In addition, financial analysts that follow our Company may focus on and publish both historical results and future projections based on non–GAAP financial measures. We also believe that it is in the best interest of our investors to provide non-GAAP information.

While management believes that these non–GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non–GAAP financial measures.  Our non-GAAP financial measures may not be reported by all of the Company's competitors and they may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. The Company compensates for these limitations by using these non–GAAP financial measures as supplements to GAAP financial measures and by providing reconciliations of the non–GAAP financial measures to their most comparable GAAP financial measures.

Non–GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non–GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

EMCORE CORPORATION
Condensed Consolidated Statements of Operations
For the three and nine months ended June 30, 2010 and 2009
(in thousands, except loss per share)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2010	2009	2010	2009

Revenue	$46,606	$38,489	$137,202	$135,829

Cost of revenue	33,797	40,917	99,322	143,673

Gross profit (loss)	12,809	(2,428)	37,880	(7,844)

Operating expenses:
Selling, general, and administrative	14,004	10,914	35,254	35,039
Research and development	7,147	5,654	22,256	20,655
Impairments	-	27,000	-	60,781
Total operating expenses	21,151	43,568	57,510	116,475

Operating loss	(8,342)	(45,996)	(19,630)	(124,319)

Other (income) expense:
Interest income	(3)	(3)	(22)	(83)
Interest expense	111	105	330	443
Foreign exchange loss (gain)	928	(745)	1,889	635
Change in fair value of financial instruments	(176)	-	634	-
Cost of financing instruments	12	-	348	-
Impairment of investment	-	-	-	367
Gain from sale of investments	-	-	-	(3,144)
Total other expense (income)	872	(643)	3,179	(1,782)

Net loss	$(9,214)	$(45,353)	$(22,809)	$(122,537)

Per share data:

Net loss per basic and diluted share	$(0.11)	$(0.57)	$(0.28)	$(1.56)

Weighted-average number of basic and diluted shares outstanding	84,117	79,700	82,544	78,632

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
As of June 30, 2010 and September 30, 2009
(in thousands)
(unaudited)
	As of June 30, 2010	As of September 30, 2009
ASSETS

Current assets:
Cash and cash equivalents	$14,404	$14,028
Restricted cash	437	1,521
Available-for-sale securities	1,200	1,350
Accounts receivable, net of allowance of $7,601 and $7,125, respectively	37,312	39,417
Inventory, net	33,936	31,685
Prepaid expenses and other current assets	4,832	4,712

Total current assets	92,121	92,713

Property, plant and equipment, net	48,675	55,028
Goodwill	20,384	20,384
Other intangible assets, net	11,349	12,982
Long-term restricted cash	-	163
Other non-current assets, net	672	753

Total assets	$173,201	$182,023

LIABILITIES and SHAREHOLDERS’ EQUITY

Current liabilities:
Borrowings from credit facility	$10,932	$10,332
Short-term debt	679	842
Accounts payable	27,128	24,931
Accrued expenses and other current liabilities	20,311	21,883

Total current liabilities	59,050	57,988

Warrant liability	634	-
Other long-term liabilities	100	104

Total liabilities	59,784	58,092

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.0001 par, 5,882 shares authorized; no shares outstanding	-	-
Common stock, no par value, 200,000 shares authorized; 85,061 shares issued and 84,902 shares outstanding as of June 30, 2010; 80,982 shares issued and 80,823 shares outstanding as of September 30, 2009	700,329	688,844
Accumulated deficit	(586,374)	(563,565)
Accumulated other comprehensive income	1,545	735
Treasury stock, at cost; 159 shares as of June 30, 2010 and September 30, 2009	(2,083)	(2,083)
Total shareholders’ equity	113,417	123,931

Total liabilities and shareholders’ equity	$173,201	$182,023

The Company has provided a reconciliation of the non–GAAP financial measures to the most directly comparable GAAP financial measures as indicated in the tables below:

Non-GAAP Table Operating Loss Unaudited (in thousands)	Three Months Ended June 30, 2010	Three Months Ended March 31, 2010	Three Months Ended June 30, 2009

Operating loss – GAAP	$(8,342)	$(861)	$(45,996)

Specific adjustments:
Inventory valuation	-	(1,185)	1,800
Loss on firm commitments	-	-	6,524
Provision for doubtful accounts	2,400	-	2,112
Tangshan JV termination fee	2,775	-	-
Corporate legal expense	348	344	1,325
Impairments	-	-	27,000

Operating loss – Non-GAAP	$(2,819)	$(1,702)	$(7,235)

Non-GAAP Table Net Loss Unaudited (in thousands)	Three Months Ended June 30, 2010	Three Months Ended March 31, 2010	Three Months Ended June 30, 2009

Net loss – GAAP	$(9,214)	$(1,462)	$(45,353)

Specific adjustments:
Inventory valuation	-	(1,185)	1,800
Loss on firm commitments	-	-	6,524
Provision for doubtful accounts	2,400	-	2,112
Tangshan JV termination fee	2,775	-	-
Corporate legal expense	348	344	1,325
Impairments	-	-	27,000
Foreign exchange loss (gain)	928	729	(745)
Change in fair value of financing instruments	(176)	(322)	-
Cost of financing instruments	12	108	-

Net loss – Non-GAAP	$(2,927)	$(1,788)	$(7,337)

Net loss per basic and diluted share – GAAP	$(0.11)	$(0.02)	$(0.57)

Net loss per basic and diluted share – Non-GAAP	$(0.03)	$(0.02)	$(0.09)

Contacts:

EMCORE Corporation
Silvia M. Gentile
Executive Offices
(505) 332-5000
info@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
info@ttcominc.com